Exhibit 99.1

FOR IMMEDIATE RELEASE

Organogenesis Holdings Inc. Reports First Quarter 2022 Financial Results

CANTON, Mass., (May 10, 2022) — Organogenesis Holdings Inc. (Nasdaq: ORGO), a leading regenerative medicine company focused on the development, manufacture, and commercialization of product solutions for the Advanced Wound Care and Surgical & Sports Medicine markets, today reported financial results for the first quarter ended March 31, 2022.

First Quarter 2022 Financial Results Summary:

•

Net revenue of $98.1 million for the first quarter of 2022, a decrease of 4% (an increase of 1% on an adjusted basis1) compared to net revenue of $102.6 million for the first quarter of 2021. Net revenue for the first quarter of 2022 consists of:

•	Net revenue from Advanced Wound Care products of $91.0 million, an increase of 0.3% from the first quarter of 2021.

•	Net revenue from Surgical & Sports Medicine products of $7.2 million, a decrease of 39% from the first quarter of 2021.

•	Net revenue from the sale of PuraPly products of $53.3 million for the first quarter of 2022, an increase of 29% from the first quarter of 2021.

•	Net revenue from the sale of non-PuraPly products of $44.8 million, a decrease of 27% from the first quarter of 2021.

•

Net income of $0.1 million for the first quarter of 2022, compared to a net income of $9.9 million for the first quarter of 2021, a decrease of $9.9 million. Adjusted net income[2] of $1.2 million for the first quarter of 2022, compared to an adjusted net income of $11.2 million for the first quarter of 2021, a decrease of $10.0 million.

•	Adjusted EBITDA of $5.0 million for the first quarter of 2022, compared to Adjusted EBITDA of $16.0 million for the first quarter of 2021, a decrease of 69%.

“We delivered a solid start to 2022 despite the challenges related to the Omicron variant early in the quarter. Our diversified portfolio coupled with strong execution enabled us to generate revenue ahead of our expectations” said Gary S. Gillheeney, Sr., President and Chief Executive Officer of Organogenesis.

Mr. Gillheeney, Sr. continued: “We are confident in our fiscal year 2022 financial guidance which continues to assume steady improvement in COVID-related headwinds and a more favorable operating environment over the second-half of 2022. Organogenesis is well-positioned to manage through the near-term operating environment challenges and achieve strong, long-term growth. We expect to continue to improve our position as a leader in the industry as we deliver on our mission to provide integrated healing solutions that substantially improve outcomes while lowering the overall cost of care.”

[1]	After excluding net revenue from the sale of our ReNu, and NuCel products for both periods.
[2]

Defined as GAAP net income adjusted to exclude the effect of amortization, restructuring charges, the recovery of certain notes receivable from related parties, the change in the fair value of the CPN earnout and the resulting income taxes on these items.

	Three Months Ended March 31,		Change
	2022	2021	$	%

	(in thousands, except for percentages)
Advanced Wound Care	$90,950	$90,708	$242	0%
Surgical & Sports Medicine	7,167	11,844	(4,677)	(39%)

Net revenue	$98,117	$102,552	$(4,435)	(4%)

Net revenue for the first quarter of 2022 was $98.1 million, compared to $102.6 million for the first quarter of 2021, a decrease of $4.4 million, or 4%. The decrease in net revenue was driven by a decrease of $4.7 million, or 39%, in net revenue of Surgical & Sports Medicine products, slightly offset by an increase of $0.2 million, or 0.3%, in net revenue of Advanced Wound Care products, compared to the first quarter of 2021. The decrease in Surgical & Sports Medicine net revenue was primarily attributable to ReNu and NuCel which we stopped marketing in connection with the expiration of the FDA’s enforcement grace period for these products on May 31, 2021 and, to a lesser extent, the impact of the COVID-19 pandemic on sales of our Affinity product.

Gross profit for the first quarter of 2022 was $73.0 million compared to $77.1 million, for the first quarter of 2021, a decrease of $4.0 million, or 5%.

Operating expenses for the first quarter of 2022 were $72.2 million compared to $64.4 million for the first quarter of 2021, an increase of $7.7 million, or 12%. R&D expense was $8.6 million for the first quarter of 2022, compared to $6.2 million in the first quarter of 2021, an increase of $2.4 million, or 38%. Selling, general and administrative expenses were $63.6 million, compared to $58.2 million in the first quarter of 2021, an increase of $5.3 million, or 9%.

Operating income for the first quarter of 2022 was $0.9 million, compared to an operating income of $12.6 million for the first quarter of 2021, a decrease of $11.7 million, or 93%.

Total other expenses, net, for the first quarter of 2022 were $0.7 million, compared to $2.5 million for the first quarter of 2021, a decrease of $1.7 million, or 70%.

Net income for the first quarter of 2022 was $0.1 million, or $0.00 per share, compared to a net income of $9.9 million, or $0.07 per share, for the first quarter of 2021, a decrease of $9.9 million, or $0.07 per share.

Adjusted net income of $1.2 million for the first quarter of 2022, compared to adjusted net income of $11.2 million for the first quarter of 2021, a decrease of $10.0 million, or 89%.

Adjusted EBITDA was $5.0 million for the first quarter of 2022, compared to $16.0 million for the first quarter of 2021, a decrease of $11.0 million, or 69%.

As of March 31, 2022, the Company had $108.5 million in cash, cash equivalents and restricted cash and $73.1 million in debt obligations, of which $0.1 million were finance lease obligations, compared to $114.5 million in cash, cash equivalents and restricted cash and $73.6 million in debt obligations, of which $0.2 million were finance lease obligations as of December 31, 2021.

Fiscal Year 2022 Guidance:

For the year ending December 31, 2022, the Company expects:

•

Net revenue of between $485 million and $515 million, representing an increase of approximately 4% to 10% year-over-year, and 6% to 13% on an adjusted basis[3], as compared to net revenue of $468.1 million for the year ended December 31, 2021.

•	The 2022 net revenue guidance range assumes:

•

Net revenue from Advanced Wound Care products of between $455 million and $481 million, representing an increase of approximately 6% to 12% year-over-year as compared to net revenue of $430.8 million for the year ended December 31, 2021.

•

Net revenue from Surgical & Sports Medicine products of between $30 million and $34 million, representing a decrease of approximately 9% to 19% year-over-year as compared to net revenue of $37.2 million for the year ended December 31, 2021.

•

Net revenue from the sale of PuraPly products of between $207 million and $217 million, representing an increase of approximately 4% to 9% year-over-year, as compared to net revenue of $198.5 million for the year ended December 31, 2021.

•	Net income of between $41.2 million and $52.7 million and adjusted net income of between $47.3 million and $58.8 million.

•

The Company’s net income and adjusted net income guidance ranges reflect incremental operating expenses related to recently announced restructuring activities and a revised GAAP tax rate assumption for the twelve months ended December 31, 2022.

•	EBITDA of between $70.3 million and $85.7 million and Adjusted EBITDA of between $79.9 million and $95.3 million.

First Quarter Earnings Conference Call:

Financial results for the first fiscal quarter of 2022 will be reported after the market closes on Tuesday, May 10. Management will host a conference call at 5:00 p.m. Eastern Time on May 10th to discuss the results of the quarter, and provide a corporate update with a question and answer session. Those who would like to participate may dial 866-795-3142 (409-937-8908 for international callers) and provide access code 3349739. A live webcast of the call will also be provided on the investor relations section of the Company’s website at investors.organogenesis.com.

For those unable to participate, the webcast will be archived at investors.organogenesis.com for at least 12 months.

[3]	After excluding net revenue from the sale of our ReNu, and NuCel products.

ORGANOGENESIS HOLDINGS INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share and per share data)

	March 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$107,897	$113,929
Restricted cash	605	599
Accounts receivable, net	79,477	82,460
Inventory, net	22,737	25,022
Prepaid expenses and other current assets	7,135	4,969

Total current assets	217,851	226,979
Property and equipment, net	84,268	79,160
Intangible assets, net	24,452	25,673
Goodwill	28,772	28,772
Operating lease right-of-use assets, net	47,468	49,144
Deferred tax asset, net	31,994	31,994
Other assets	1,467	1,537

Total assets	$436,272	$443,259

Liabilities and Stockholders’ Equity
Current liabilities:
Deferred acquisition consideration	$1,436	$1,436
Current portion of term loan	3,126	2,656
Finance lease obligations	101	200
Current portion of operating lease obligations	11,775	11,785
Accounts payable	27,935	29,339
Accrued expenses and other current liabilities	32,419	36,589

Total current liabilities	76,792	82,005
Term loan, net of current portion	69,869	70,769
Operating lease obligations, net of current portion	45,323	46,893
Other liabilities	1,060	1,557

Total liabilities	193,044	201,224

Commitments and contingencies (Note 18)
Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value; 400,000,000 shares authorized; 129,615,732 and 129,408,740 shares issued; 128,887,184 and 128,680,192 shares outstanding at March 31, 2022 and December 31, 2021, respectively.	13	13
Additional paid-in capital	303,261	302,155
Accumulated deficit	(60,046)	(60,133)

Total stockholders’ equity	243,228	242,035

Total liabilities and stockholders’ equity	$436,272	$443,259

ORGANOGENESIS HOLDINGS INC.

UNAUDITED CONSOLIDATED

STATEMENTS OF OPERATIONS

(amounts in thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021
Net revenue	$98,117	$102,552
Cost of goods sold	25,080	25,495

Gross profit	73,037	77,057
Operating expenses:
Selling, general and administrative	63,578	58,232
Research and development	8,587	6,209

Total operating expenses	72,165	64,441

Income from operations	872	12,616

Other expense, net:
Interest expense	(737)	(2,470)
Other expense, net	(3)	(3)

Total other expense, net	(740)	(2,473)

Net income before income taxes	132	10,143
Income tax expense	(45)	(200)

Net income	$87	$9,943

Net income, per share:
Basic	$0.00	$0.08

Diluted	$0.00	$0.07

Weighted-average common shares outstanding
Basic	128,788,721	127,870,065

Diluted	132,805,154	133,451,950

ORGANOGENESIS HOLDINGS INC.

UNAUDITED CONSOLIDATED

STATEMENT OF CASH FLOWS

(amounts in thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net income	$87	$9,943
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	1,347	1,010
Amortization of intangible assets	1,221	1,243
Amortization of operating lease right-of-use assets	1,847	1,129
Non-cash interest expense	108	72
Deferred interest expense	151	525
Provision recorded for doubtful accounts	40	921
Loss on disposal of property and equipment	—	239
Adjustment for excess and obsolete inventories	2,205	2,290
Stock-based compensation	1,303	698
Change in fair value of Earnout liability	—	(296)
Changes in operating assets and liabilities:
Accounts receivable	2,942	(16,119)
Inventory	80	(4,212)
Prepaid expenses and other current assets	(2,165)	(622)
Operating leases	(1,751)	(1,210)
Accounts payable	(1,186)	1,842
Accrued expenses and other current liabilities	(4,828)	1,411
Other liabilities	10	(164)

Net cash provided by (used in) operating activities	1,411	(1,300)
Cash flows from investing activities:
Purchases of property and equipment	(6,672)	(4,957)

Net cash used in investing activities	(6,672)	(4,957)
Cash flows from financing activities:
Payments of term loan	(469)	—
Payments of withholding taxes in connection with RSUs vesting	(488)	(417)
Proceeds from the exercise of stock options	291	984
Principal repayments of finance lease obligations	(99)	(675)
Payment of deferred acquisition consideration	—	(483)

Net cash used in financing activities	(765)	(591)
Change in cash, cash equivalents, and restricted cash	(6,026)	(6,848)
Cash, cash equivalents, and restricted cash, beginning of period	114,528	84,806

Cash, cash equivalents, and restricted cash, end of period	$108,502	$77,958

Supplemental disclosure of cash flow information:
Cash paid for interest	$627	$1,937
Cash paid for income taxes	$4	$—
Supplemental disclosure of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued expenses	$1,869	$306
Right-of-use assets obtained through operating lease obligations	$171	$310

Non-GAAP Financial Measures

Our management uses financial measures that are not in accordance with generally accepted accounting principles in the United States, or GAAP, in addition to financial measures in accordance with GAAP to evaluate our operating results. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, our reported financial results prepared in accordance with GAAP. Our management uses Adjusted EBITDA and adjusted net income to evaluate our operating performance and trends and make planning decisions. Our management believes Adjusted EBITDA and adjusted net income help identify underlying trends in our business that could otherwise be masked by the effect of the items that we exclude. Accordingly, we believe that Adjusted EBITDA and adjusted net income provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and prospects, and allowing for greater transparency with respect to key financial metrics used by our management in its financial and operational decision-making.

The following table presents a reconciliation of GAAP net income to non-GAAP EBITDA and non-GAAP Adjusted EBITDA, for each of the periods presented:

	Three Months Ended March 31,
	2022	2021
Net income	$87	$9,943
Interest expense	737	2,470
Income tax expense	45	200
Depreciation	1,347	1,010
Amortization	1,221	1,243

EBITDA	3,437	14,866

Stock-based compensation expense	1,303	698
Recovery of certain notes receivable from related parties (1)	—	(179)
Change in fair value of Earnout (2)	—	(296)
Restructuring charge (3)	264	927

Adjusted EBITDA	$5,004	$16,016

(1)	Amount reflects the collection of certain notes receivable from related parties previously reserved.
(2)	Amount reflects the change in the fair value of the Earnout liability in connection with the CPN acquisition.
(3)	Amount reflects employee retention and benefits as well as the facility-related cost related to the Company’s restructuring activities.

The following table presents a reconciliation of GAAP net income to non-GAAP adjusted net income, for each of the periods presented:

	Three Months Ended March 31,
	2022	2021
Net income	$87	$9,943
Amortization	1,221	1,243
Recovery of certain notes receivable from related parties (1)	—	(179)
Change in fair value of Earnout (2)	—	(296)
Restructuring charge (3)	264	927
Tax on above	(369)	(423)

Adjusted net income	$1,203	$11,215

(1)	Amount reflects the collection of certain notes receivable from related parties previously reserved.
(2)	Amount reflects the change in the fair value of the Earnout liability in connection with the CPN acquisition.
(3)	Amount reflects employee retention and benefits as well as the facility-related cost related to the Company’s restructuring activities.

The following table presents a reconciliation of projected GAAP net income to projected non-GAAP EBITDA and projected non-GAAP Adjusted EBITDA included in our guidance for the year ending December 31, 2022:

	Year Ending December 31,
	2022L4	2022H4
Net income	$41,200	$52,700
Interest expense	3,500	3,500
Income tax expense	13,600	17,500
Depreciation	7,100	7,100
Amortization	4,900	4,900

EBITDA	$70,300	$85,700

Stock-based compensation expense	6,350	6,350
Restructuring charge	3,200	3,200

Adjusted EBITDA	$79,850	$95,250

The following table presents a reconciliation of projected GAAP net income to projected non-GAAP adjusted net income included in our guidance for the year ending December 31, 2022:

	Year Ending December 31,
	2022L4	2022H4
Net income	$41,200	$52,700
Amortization	4,900	4,900
Restructuring charge	3,200	3,200
Tax on above	(2,000)	(2,000)

Adjusted net income	$47,300	$58,800

[4]	The low-end and high-end of the 2022 forecast.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts of future events. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include statements relating to the Company’s expected revenue, adjusted net revenue, net income, adjusted net income, EBITDA, and Adjusted EBITDA for fiscal 2022 and the breakdown of expected revenue in both its Advanced Wound Care and Surgical & Sports Medicine categories as well as the estimated revenue contribution of its PuraPly products. Forward-looking statements with respect to the operations of the Company, strategies, prospects, and other aspects of the business of the Company are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. These factors include, but are not limited to: (1) the impact of any changes to the reimbursement levels for the Company’s products; (2) the Company faces significant and continuing competition, which could adversely affect its business, results of operations and financial condition; (3) rapid technological change could cause the Company’s products to become obsolete and if the Company does not enhance its product offerings through its research and development efforts, it may be unable to effectively compete; (4) to be commercially successful, the Company must convince physicians that its products are safe and effective alternatives to existing treatments and that its products should be used in their procedures; (5) the Company’s ability to raise funds to expand its business; (6) the Company has incurred losses in prior years and may incur losses in the future; (7) changes in applicable laws or regulations; (8) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (9) the Company’s ability to maintain production of Affinity in sufficient quantities to meet demand; (10) the COVID-19 pandemic and its impact, if any, on the Company’s fiscal condition and results of operations; (11) the impact of the suspension of commercialization of: (a) ReNu and NuCel in connection with the expiration of the FDA’s enforcement grace period for HCT/Ps on May 31, 2021 and (b) Dermagraft in the second quarter of 2022 pending transition of manufacturing to its Massachusetts based facilities; and (12) other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including Item 1A (Risk Factors) of the Company’s Form 10-K for the year ended December 31, 2021 and its subsequently filed periodic reports. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Although it may voluntarily do so from time to time, the Company undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.

About Organogenesis Holdings Inc.

Organogenesis Holdings Inc. is a leading regenerative medicine company offering a portfolio of bioactive and acellular biomaterials products in advanced wound care and surgical biologics, including orthopedics and spine. Organogenesis’s comprehensive portfolio is designed to treat a variety of patients with repair and regenerative needs. For more information, visit www.organogenesis.com.

Investor Inquiries:

Westwicke Partners

Mike Piccinino, CFA

OrganoIR@westwicke.com

443-213-0500

Press and Media Inquiries:

Organogenesis

Lori Freedman

LFreedman@organo.com